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SKILLZ INC.

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Skillz Announces Change of Date for 2024 Annual Meeting of Stockholders

LAS VEGAS-- October 31, 2024-- Skillz Inc. (NYSE: SKLZ) (“Skillz” or the “Company”), the leading mobile games platform bringing fair competition to players worldwide, today announced that it changed the date of the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to Thursday, December 5, 2024 at 10:00 a.m. Pacific Time. The Annual Meeting was originally scheduled for Monday, December 9, 2024 at 10:00 a.m. Pacific Time.

About Skillz Inc.

Skillz is the leading mobile games platform dedicated to bringing out the best in everyone through competition. The Skillz platform helps developers create multi-million dollar franchises by enabling social competition in their games. Leveraging its patented technology, Skillz hosts billions of casual eSports tournaments for millions of mobile players worldwide, with the goal of building the home of competition for all. Skillz has earned recognition as one of Fast Company’s Best Workplaces for Innovators, CNBC’s Disruptor 50, Forbes’ Next Billion-Dollar Startups, Fast Company’s Most Innovative Companies, and the number-one fastest-growing company in America on the Inc. 5000. www.skillz.com

Contacts:
Investors: ir@skillz.com
or
James Leahy, Richard Land
JCIR
(212) 835-8500 or sklz@jcir.com

Media: press@skillz.com